Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

NioCorp Developments Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, without par value	Other(2)	17,519,864	$10.28	$180,104,202	$110.20 per $1,000,000	$19,847.48(2)
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$180,104,202		$19,847.48
	Total Fees Previously Paid							—
	Total Fee Offsets							$19,693.08
	Net Fees Due							$154.40

(1) Represents the common shares, without par value (“Common Shares”), of NioCorp Developments Ltd. (the “Company”) being registered under the Company’s registration statement on Form S-3 (the “Registration Statement”) to which this exhibit relates. The 17,519,864 Common Shares being registered under the Registration Statement represent the maximum number of Common Shares issuable by the Company upon exercise of 15,666,626 NioCorp Assumed Warrants (as defined in the prospectus that forms a part of the Registration Statement). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Common Shares being registered under the Registration Statement include such indeterminate number of additional Common Shares as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the Common Shares being registered under the Registration Statement. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the Common Shares registered under the Registration Statement all Common Shares are combined by a reverse stock split into a lesser number of Common Shares, the number of undistributed Common Shares covered by the Registration Statement shall be proportionately reduced.

(2) Pursuant to Rule 457(g) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit and proposed maximum aggregate offering price are based upon the exercise price of the NioCorp Assumed Warrants of $11.50 per 1.11829212 Common Shares, or approximately $10.28 per one Common Share, after rounding down to the nearest whole cent.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—

Rule 457(p)
Fee Offset Claims	NioCorp Developments Ltd.	Form S-4	333-268227	11/07/2022		$19,693.08(1)	Equity	Common shares, without par value	17,519,910.2(1)	$178,703,084.04
Fee Offset Sources	NioCorp Developments Ltd.	Form S-4	333-268227		11/07/2022						$19,693.08(1)

(1) Pursuant to Rule 457(p) under the Securities Act, the Company is offsetting a portion of the registration fee due under the Registration Statement by $19,693.08, which represents the portion of the registration fee paid with respect to unsold securities (i.e., 175,199,102 Common Shares (or 17,519,910.2 Common Shares after giving effect to the Reverse Stock Split (as defined in the prospectus that forms a part of the Registration Statement)) issuable upon exercise of NioCorp Assumed Warrants) that had previously been included in the Company’s registration statement on Form S-4, as amended (File No. 333-268227), which was originally filed with the Securities and Exchange Commission on November 7, 2022 and was declared effective by the Securities and Exchange Commission on February 8, 2023. The Company is withdrawing the unsold securities from such registration statement.